BASSLINE JOINT VENTURE AGREEMENT

THIS AGREEMENT made and entered into this 18th day of May, 2009 (the “Effective Date”) by and between UOMO Media Inc., (“UOMO”) a Nevada Corporation, and Carl S. Erion and Bryan Wills, ("PRIMARIES"), according to the terms and conditions set forth below:

I.

OWNERSHIP.  UOMO and PRIMARIES hereby enter into a Joint Venture Partnership whereby the ownership structure of the Newly Created Company (“BASSLINE”) is as follows:  PRIMARIES: Forty-nine percent (49%) and UOMO: Fifty-one percent (51%).

II.

SERVICES & RESPONSIBILITIES.  UOMO hereby engages PRIMARIES to render services to provide application tools for BASSLINE.  Said services shall include, but are not limited to (a) Managing and overseeing operations of BASSLINE; (b) Developing strategies and creative direction of BASSLINE; (c) Product development of BASSLINE; (d) Website for BASSLINE; (e) Representing UOMO and BASSLINE to the public; and (f) Keeping UOMO informed of any material events.  PRIMARIES hereby engage UOMO for accounting and administration services of BASSLINE.  Business development of BASSLINE will be shared by both UOMO and PRIMARIES.  Board of Directors (“BoD”) of BASSLINE will be made up of Three (3) board seats.  All financial transactions over a specific amount (“CAP”) must be voted on and approved by BASSLINE’s BoD, including but not limited to, all expenditure, sales, and budgets.

III.

REVENUE.  Revenue of BASSLINE will be split on a Fifty/Fifty (50% / 50%) basis between both parties, after all expenses.  PRIMARIES and UOMO must both sign off approval on all budgets.

IV.

COMPENSATION.  UOMO desires to establish PRIMARIES’ ownership interest in BASSLINE as incentive for PRIMARIES’ peak performance and in furthering the corporate interests and welfare of BASSLINE and UOMO.

(a)

RESTRICTED STOCK.  UOMO hereby grants to PRIMARIES Fifty Thousand (50,000) shares of Restricted Stock Units (RSUs). The RSUs will vest on a schedule to be determined by UOMO, and are subject to the twelve (12) month waiting period from the time of issue for restricted stock required by the United States Securities and Exchange Commission Rule 144 which is an amendment to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  RSUs will be granted on a quarterly basis.

(b)

BONUS.  PRIMARIES will be eligible for a bonus TBD.

V.

TAXES.  PRIMARIES will promptly pay, and be solely responsible for paying, as the same become due and payable as a result or consequence of monies paid or payable by the UOMO to the PRIMARIES pursuant to this Agreement, all amounts payable pursuant to applicable tax statutes, workers compensation or workplace safety and insurance statutes, pension plan statutes, and any other taxes, statutory deductions, contributions, and assessments on income required by the State of Nevada, the State of Georgia, the Government of Canada, the Government of the United States, and any other government or regulatory authority, agency or body. PRIMARY shall comply with all applicable local, state, or federal laws and with all lawful rules and regulations of any union, guild or other collective bargaining entity properly having jurisdiction.

VI.

CONFIDENTIALITY. PRIMARIES and UOMO each acknowledge and agree that both parties have certain confidential information which they desire to remain confidential, such information is defined to include, but is not limited to, knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and marketing information, customer lists or names, and information regarding customers, contracts and accounts whether printed, stored electronically, or provided verbally (the “Confidential Information”). Both parties agree that, for a period of twelve (12) months from receipt of information from the other party hereunder, they will use the same means they use to protect their own confidential proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (i) written information received from which is marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to either party in such written form promptly after such oral or visual disclosure.  The foregoing will not prevent the parties from disclosing Confidential Information which belongs to PRIMARIES OR UOMO if it is (i) already known by the other party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of other party, (iii) rightfully received from a third party, (iv) independently developed by either party without use of other party’s Confidential Information, (v) approved by the other party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as disclosing party provides other party with notice of such requirement prior to any such disclosure.  Both parties understand and agree that they shall not use directly or indirectly, any Confidential Information for their own benefit or for the benefit of any person competing or endeavoring to compete with either party.

VII.

TERM/TERMINATION.  Performance of services will start on the Effective Date with the understanding that either party may terminate at any earlier date with sixty (60) days prior written notice and with no further obligation to the other Party, except full payment for services rendered as agreed by the parties herein.

VIII.

NON-COMPETITION. All business and derivative business brought in by UOMO with be run through the Newly Created Company (“BASSLINE”).

IX.

INDEMNIFICATION/LIABILITY.  PRIMARIES and UOMO each agree to indemnify and hold the other harmless, including UOMO’s employees, officers, directors, stockholders, successors and assigns against all claims, damages, liabilities, costs, expenses, and judgments, including reasonable attorneys' fees, resulting from claims arising from the fulfillment of each parties respective obligations contained in this Agreement.

X.

ENTIRE AGREEMENT.  This Agreement shall be governed by the laws of the State of Nevada.  With respect to the subject matter hereof, this Agreement contains the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and understandings (whether oral or written) between the parties.  This Agreement may not be modified or amended except in a writing executed by UOMO and PRIMARIES which refers to this Agreement.  This Agreement will not be binding on UOMO unless and until this Agreement has been signed by all parties and a fully executed Agreement has been returned to UOMO.

UOMO MEDIA INC.

/s/ Camara Alford

Camara Alford

CEO and Chairman

PRIMARIES hereby acknowledge and accept the foregoing terms and conditions by signing below.  The parties have caused this Agreement to be executed as of the date first written above.

CARL S. ERION

BRYAN WILLS

/s/ Carl S. Erion_____________________

/s/ Bryan Wills______________________

[Name]

[Name]

Carl Erion_________________________

Bryan Wills_________________________

[Print Name]

[Print Name]

May 18, 2009_______________________

May 18, 2009________________________

[Date]

[Date]